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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Enterbank Holdings, Inc. dated June 28, 2000 of our report dated March 23, 2000 and contained in Registration Statement No. 333-35794 of Enterbank Holdings, Inc. on Form S-4 under the Securities Act of 1933 insofar as such report relates to the consolidated financial statements of Commercial Guaranty Bancshares, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
June 27, 2000